EXHIBIT 11
                                                       ----------

                               CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (in thousands, except per share data)


                                                   February 28,           February 28,           February 28,
                                                       2003                   2002                   2001
                                               --------------------   --------------------   --------------------
                                                 Basic     Diluted      Basic     Diluted      Basic     Diluted
                                               ---------  ---------   ---------  ---------   ---------  ---------
Income before extraordinary item               $ 203,306  $ 203,306   $ 137,975  $ 137,975   $  97,342  $  97,342
Extraordinary item, net of income taxes             -          -         (1,554)    (1,554)       -          -
                                               ---------  ---------   ---------  ---------   ---------  ---------
Income applicable to common shares             $ 203,306  $ 203,306   $ 136,421  $ 136,421   $  97,342  $  97,342
                                               =========  =========   =========  =========   =========  =========

Shares:
Weighted average common shares outstanding        89,856     89,856      85,505     85,505      73,446     73,446
Adjustments:
  Stock options                                     -         2,890        -         2,320        -         1,305
                                               ---------  ---------   ---------  ---------   ---------  ---------
Adjusted weighted average common shares
  outstanding                                     89,856     92,746      85,505     87,825      73,446     74,751
                                               =========  =========   =========  =========   =========  =========

Earnings per common share:
  Income before extraordinary item             $    2.26  $    2.19   $    1.62  $    1.57   $    1.33  $    1.30
  Extraordinary item, net of income taxes           -          -          (0.02)     (0.02)       -          -
                                               ---------  ---------   ---------  ---------   ---------  ---------
Earnings per common share                      $    2.26  $    2.19   $    1.60  $    1.55   $    1.33  $    1.30
                                               =========  =========   =========  =========   =========  =========